Forum Energy Technologies Announces
Fourth Quarter and Full Year 2013 Results
HOUSTON, TEXAS, February 7, 2014 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2013 revenue of $394 million compared to $330 million for the fourth quarter 2012. Net income for the fourth quarter was $35 million or $0.36 per diluted share compared to $24 million or $0.26 per diluted share for the prior year period. Included in the fourth quarter results were $0.03 per share of restructuring charges and several non-operational items. Excluding these items, adjusted diluted earnings per share were $0.39.
Forum’s total revenue for the full year 2013 was $1.5 billion, an increase of $110 million, or 8% from 2012. Net income was $130 million or $1.37 per diluted share. Included in the full year 2013 results were $0.13 per share of restructuring charges and several non-operational items. Excluding these items, adjusted diluted earnings per share were $1.50.
Fourth Quarter Results by Segment
Drilling & Subsea
Drilling & Subsea revenue in the fourth quarter was $261 million, an increase of $74 million, or 40%, from the fourth quarter 2012. The revenue improvement was due to the contribution of recent acquisitions and the organic growth in sales for drilling, subsea, and downhole equipment and products over the prior year period.
Production & Infrastructure
Production & Infrastructure revenue in the fourth quarter was $133 million, a decrease of $11 million from the fourth quarter 2012 due to lower sales of valves. The segment experienced flat demand for pressure pumping consumable products and production and processing systems over the prior year period.
Review and Outlook
Cris Gaut, Forum’s Chairman and Chief Executive Officer, remarked, "Forum had a challenging year in 2013, yet had a number of important achievements. We realized free cash flow of $151 million, issued $400 million senior unsecured notes, and integrated seven acquisitions including three that closed in 2013.
"During the fourth quarter 2013, we achieved record revenue of $394 million and record orders of $387 million.
"Our Drilling & Subsea segment achieved a 5% increase in sequential revenue compared to the third quarter 2013 on record quarterly sales of drilling and downhole equipment and products, partially offset by delays related to remotely operated vehicles and subsea components.

"The Production & Infrastructure segment experienced a sequential decline in revenue as severe winter storms in the fourth quarter affected production at manufacturing facilities and the delivery of product and equipment to customers.
"As we start 2014, we remain focused on driving growth, improving operational performance, and increasing our operating margins."
Recent Events
Forum signed a contract with DOF Subsea to supply seven Perry™ XLX 200HP work-class remotely operated vehicle (ROV) systems, including five Dynacon launch and recovery systems.
Forum officially opened its new 150,000 square foot drilling equipment manufacturing facility in Broussard, LA.
Forum signed a contract with another customer to supply eight work-class ROVs for delivery beginning in late 2014.

Conference Call Information
Forum's conference call is scheduled for February 7, 2014 at 9:00 AM CST. During the call, the company intends to discuss fourth quarter 2013 results. To access the call, please dial 888-679-8035 within North America, or 617-213-4848 outside of North America. The access code is 27495979. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for 30 days and may be accessed by dialing 888-286-8010 within North America, or 617-801-6888 outside of North America. The access code is 71468268.

Forum Energy Technologies is a global oilfield products company, serving the subsea, drilling, completion, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. With over 3,500 employees, Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations & Planning
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2013	2012	2013
Revenue	$393.7	$330.1	$390.2
Total operating expenses	340.8	292.2	337.2
Earnings from equity investment	4.4	—	2.9
Operating income	57.3	37.9	55.9
Interest expense	7.5	3.4	4.4
Loss (gain) on foreign exchange	1.1	0.5	2.3
Deferred loan costs written off	—	—	2.1
Profit before income taxes	48.7	34.0	47.1
Provision for income tax expense	14.1	10.1	13.9
Net income	34.6	23.9	33.2
Less: Net income attributable to noncontrolling interest	—	—	—
Net income attributable to common stockholders (1)	$34.6	$23.9	$33.2

Weighted average shares outstanding
Basic	91.7	86.1	91.4
Diluted	94.9	93.4	94.7

Earnings per share
Basic	$0.38	$0.28	$0.36
Diluted	$0.36	$0.26	$0.35

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)
	Year ended
	December 31,
(in millions, except per share information)	2013	2012
Revenue	$1,524.8	$1,414.9
Total operating expenses	1,322.5	1,174.0
Earnings from equity investment	7.3	—
Operating income	209.6	240.9
Interest expense	18.3	16.4
Loss on foreign exchange	3.1	1.7
Deferred loan costs written off	2.1	—
Profit before income taxes	186.1	222.8
Provision for income tax expense	56.5	71.3
Net income	129.6	151.5
Less: Net income attributable to noncontrolling interest	—	0.1
Net income attributable to common stockholders (1)	$129.6	$151.4

Weighted average shares outstanding (2)
Basic	90.7	80.1
Diluted	94.6	86.9

Earnings per share
Basic	$1.43	$1.89
Diluted	$1.37	$1.74

(1) Refer to Table 2 for schedule of adjusting items.
(2) Diluted earnings per share for the year ended December 31, 2012 include the weighted impact of the 16.6 million shares issued in connection with the IPO and concurrent private placement on April 12, 2012.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$39.6	$41.1
Other current assets	785.5	733.8
Total current assets	825.1	774.9
Property and equipment, net of accumulated depreciation	180.3	153.0
Goodwill and other intangibles, net	1,097.7	953.2
Investment in unconsolidated subsidiary	60.3	—
Other long-term assets	21.1	11.9
Total assets	$2,184.5	$1,893.0
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$1.0	$20.5
Other current liabilities	226.7	260.4
Total current liabilities	227.7	280.9
Long-term debt, net of current portion	512.1	400.2
Other long-term liabilities	113.7	49.7
Total liabilities	853.5	730.8
Total stockholders’ equity	1,330.4	1,161.5
Noncontrolling interest in subsidiary	0.6	0.7
Total equity	1,331.0	1,162.2
Total liabilities and equity	$2,184.5	$1,893.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Year ended December 31,
(in millions of dollars)	2013	2012
Cash flows from operating activities
Net income	$129.6	$151.5
Change in contingent consideration	—	(4.6)
Depreciation and amortization	60.7	51.8
Other, including working capital	21.1	(53.7)
Net cash provided by operating activities, excluding contingent consideration payments (1)	$211.4	$145.0
Cash flows from investing activities
Capital expenditures for property and equipment	$(60.3)	$(49.7)
Acquisition related and other	(228.7)	(134.8)
Net cash used in investing activities	$(289.0)	$(184.5)
Cash flows from financing activities
Issuance of Senior Notes	$403.3	$—
Borrowings of long-term debt, including borrowings due to acquisitions	405.0	203.3
Repayment of long-term debt	(716.1)	(454.5)
Proceeds of Initial Public Offering, net of offering costs	—	256.4
Proceeds from concurrent private placement	—	50.0
Payment of contingent consideration	(11.4)	(18.2)
Other	(3.8)	21.7
Net cash provided by financing activities, including contingent consideration payments	$77.0	$58.7
Effect of exchange rate changes on cash	(0.9)	1.3
Net increase (decrease) in cash and cash equivalents	$(1.5)	$20.5

(1) For the year ended December 31, 2012, the amount excluded from cash provided by operating activities for the contingent consideration payment is $7.1 million and this amount is included in the “Payment of contingent consideration” caption.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (5)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2013	December 31, 2012	September 30, 2013	December 31, 2013	December 31, 2012	September 30, 2013
Revenue
Drilling & Subsea	$261.3	$187.0	$248.4	$261.3	$187.0	$248.4
Production & Infrastructure	132.6	143.4	142.7	132.6	143.4	142.7
Eliminations	(0.2)	(0.3)	(0.9)	(0.2)	(0.3)	(0.9)
Total revenue	$393.7	$330.1	$390.2	$393.7	$330.1	$390.2

Operating income
Drilling & Subsea	$45.2	$27.4	$42.6	$46.2	$27.7	$48.7
Operating income margin %	17.3%	14.7%	17.1%	17.7%	14.8%	19.6%
Production & Infrastructure (1)	20.9	17.2	21.4	21.1	17.4	22.1
Operating income margin %	15.7%	12.0%	15.0%	15.9%	12.1%	15.5%
Corporate	(7.9)	(5.6)	(7.5)	(7.9)	(5.3)	(7.1)
Total Segment operating income	58.2	39.0	56.5	59.4	39.8	63.7
Other items not included in segment operating income (2)	(0.9)	(1.1)	(0.6)	(0.4)	(0.2)	(0.2)
Total operating income	$57.3	$37.9	$55.9	$59.0	$39.6	$63.5
Operating income margin %	14.6%	11.5%	14.3%	15.0%	12.0%	16.3%

EBITDA (3)
Drilling & Subsea	$56.2	$36.7	$52.0	$58.1	$37.7	$60.1
Percentage of D&S revenue %	21.5%	19.6%	20.9%	22.2%	20.2%	24.2%
Production & Infrastructure	24.0	20.7	24.5	24.5	20.9	25.6
Percentage of P&I revenue %	18.1%	14.4%	17.2%	18.5%	14.6%	17.9%
Corporate	(6.9)	(5.4)	(8.9)	(6.9)	(5.1)	(6.4)
Other items (4)	(0.5)	(0.9)	(0.4)	—	—	—
Total EBITDA	$72.8	$51.1	$67.2	$75.7	$53.5	$79.3
Percentage of total revenue %	18.5%	15.5%	17.2%	19.2%	16.2%	20.3%

(1) Includes earnings from equity investment.
(2) Includes contingent consideration, transaction expenses and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes contingent consideration and transaction expenses.
(5) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (5)
	Year ended		Year ended
(in millions of dollars)	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenue
Drilling & Subsea	$940.8	$826.5	$940.8	$826.5
Production & Infrastructure	585.5	589.2	585.5	589.2
Eliminations	(1.5)	(0.8)	(1.5)	(0.8)
Total revenue	$1,524.8	$1,414.9	$1,524.8	$1,414.9

Operating income
Drilling & Subsea	$155.9	$161.2	$163.1	$161.5
Operating income margin %	16.6%	19.5%	17.3%	19.5%
Production & Infrastructure (1)	86.5	97.3	87.4	97.6
Operating income margin %	14.8%	16.5%	14.9%	16.6%
Corporate	(29.5)	(20.6)	(29.1)	(20.4)
Total segment operating income	212.9	237.9	221.4	238.7
Other items not included in segment operating income (2)	(3.3)	3.0	(0.7)	1.4
Total operating income	$209.6	$240.9	$220.7	$240.1
Operating income margin %	13.7%	17.0%	14.5%	17.0%

EBITDA (3)
Drilling & Subsea	$197.4	$198.7	$206.8	$200.8
Percentage of D&S revenue %	21.0%	24.0%	22.0%	24.3%
Production & Infrastructure	99.2	110.4	101.2	110.9
Percentage of P&I revenue %	17.0%	18.7%	17.3%	18.8%
Corporate	(28.9)	(19.9)	(26.4)	(19.6)
Other items (4)	(2.6)	1.7	—	—
Total EBITDA	$265.1	$290.9	$281.6	$292.1
Percentage of total revenue %	17.4%	20.6%	18.5%	20.6%

(1) Includes earnings from equity investment.
(2) Includes contingent consideration, intangible asset impairment, transaction expenses and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes contingent consideration, intangible asset impairment and transaction expenses.
(5) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 1 - Adjusting items
	Three months ended
	December 31, 2013			December 31, 2012			September 30, 2013
(in millions, except per share information)	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS
As reported	$57.3	$72.8	$0.36	$37.9	$51.1	$0.26	$55.9	$67.2	$0.35
% of revenue	14.6%	18.5%		11.5%	15.5%		14.3%	17.2%
Restructuring charges	1.2	1.2		0.8	0.8		6.5	8.6
Transaction expenses (2)	0.5	0.5		0.9	0.9		1.1	1.1
Loss (gain) on foreign exchange, net	—	1.2		—	0.7		—	2.4
As adjusted (1)	$59.0	$75.7	$0.39	$39.6	$53.5	$0.28	$63.5	$79.3	$0.44
% of revenue	15.0%	19.2%		12.0%	16.2%		16.3%	20.3%

Table 2 - Adjusting items
	Year ended
	December 31, 2013			December 31, 2012
(in millions, except per share information)	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS
As reported	$209.6	$265.1	$1.37	$240.9	$290.9	$1.74
% of revenue	13.7%	17.4%		17.0%	20.6%
Restructuring charges	7.7	9.8		0.8	0.8
Contingent consideration expense (benefit)	—	—		(4.6)	(4.6)
Impairment of intangible assets	—	—		1.2	1.2
Transaction expenses (3)	3.4	3.4		1.8	1.8
Loss (gain) on foreign exchange, net	—	3.3		—	2.0
As adjusted (1)	$220.7	$281.6	$1.50	$240.1	$292.1	$1.75
% of revenue	14.5%	18.5%		17.0%	20.6%

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The three months ended September 30, 2013 includes $0.8 million of transaction expenses within earnings from equity investment.
(3) The year ended December 31, 2013 includes $0.8 million of transaction expenses within earnings from equity investment.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Three months ended
	December 31, 2013	December 31, 2012	September 30, 2013
(in millions of dollars)	Actual	Actual	Actual
EBITDA reconciliation (1)
Net income attributable to common stockholders	$34.6	$23.9	$33.2
Interest expense	7.5	3.4	4.4
Depreciation and amortization	16.6	13.7	15.7
Income tax expense	14.1	10.1	13.9
EBITDA	$72.8	$51.1	$67.2

	Year ended
	December 31, 2013	December 31, 2012
(in millions of dollars)	Actual	Actual
EBITDA reconciliation (1)
Net income attributable to common stockholders	$129.6	$151.4
Interest expense	18.3	16.4
Depreciation and amortization	60.7	51.8
Income tax expense	56.5	71.3
EBITDA	$265.1	$290.9

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Year ended December 31,
(in millions of dollars)	2013		2012
Revenue:	$	%	$	%
Drilling Technologies	$462.4	30.3%	$434.2	30.7%
Subsea Technologies	316.4	20.8%	250.6	17.7%
Downhole Technologies	162.0	10.6%	141.7	10.0%
Drilling & Subsea	940.8	61.7%	826.5	58.4%

Production Equipment	251.4	16.5%	227.3	16.1%
Valve Solutions	211.2	13.8%	210.6	14.9%
Flow Equipment	122.9	8.1%	151.3	10.7%
Production & Infrastructure	585.5	38.4%	589.2	41.7%
Eliminations	(1.5)	(0.1)%	(0.8)	(0.1)%
Total Revenue	$1,524.8	100.0%	$1,414.9	100.0%